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                                                                    EXHIBIT 21.1


                         SUBSIDARIES OF THE REGISTRANT


  Name of Subsidiary                   State of Incorporation
  ------------------                   ----------------------
H.S.C., Inc.                                 Washington
the kindling company                         California
Sungold Eyewear, Inc.                        Washington
Private Eyes Sunglass Corporation            Washington